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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 2, 1999 except as to Notes 4 and 12 as to which the date is June 16, 1999 relating to the financial statements and financial statement schedule of Deja.com, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PricewaterhouseCoopers llp

Austin, Texas
June 16, 1999